Exhibit 8.1

Jurisdiction of
Name of Subsidiary	Incorporation
Shengqu Information Technology (Shanghai) Co., Ltd.	People’s Republic of China
Shengji Information Technology (Shanghai) Co., Ltd.	People’s Republic of China
Lansha Information Technology (Shanghai) Co., Ltd.	People’s Republic of China
Kuyin Software (Shanghai) Co., Ltd.	People’s Republic of China
Ku6(Beijing)Technology Co., Ltd	People’s Republic of China
Weimo Sanyi(Tianjin)Technology Co., Ltd	People’s Republic of China
Shengting Information Technology(Shanghai) Co., Ltd	People’s Republic of China
Zhejiang Bianfeng Information Technology Co., Ltd	People’s Republic of China
Grandpro Technology (Shanghai) Co., Ltd	People’s Republic of China
Shengle Information Technology(Shanghai) Co., Ltd	People’s Republic of China
Beijing HurrayTimes Technology Co., Ltd	People’s Republic of China
Shanda Computer (Shanghai) Co., Ltd.	People’s Republic of China
Shanda Games Limited	Cayman Islands
Ku6 Media Co., Ltd	Cayman Islands
Cloudary Corporation	Cayman Islands
Actoz Soft Co., Ltd.	Republic of Korea